           Midwest Medical Insurance Holding Company and Subsidiaries
                                (Parent Company)

                   Exhibit 21--Subsidiaries of the Registrant


                                                                              PERCENT                        STATE OF
               ENTITY                                        DESCRIPTION       OWNED          FEIN         INCORPORATION
               ------                                        -----------      -------         ----         -------------
Midwest Medical Insurance Holding Company                     Registrant         n/a       41-1625287        Minnesota

    Midwest Medical Insurance Company                      Tier 1 Subsidiary     100%      41-1625288        Minnesota

    Midwest Medical Solutions, Inc.                        Tier 1 Subsidiary     100%      41-1896304        Minnesota

    MMIHC Insurance Services, Inc.                         Tier 1 Subsidiary     100%      41-1819825        Minnesota

        MMIHC Business Office Services, Inc.               Tier 2 Subsidiary     100%      41-2019520        Minnesota